Exhibit 5.1

Stevens & Lee
Lawyers & Consultants

111 N. Sixth Street
Reading, PA  19601
(610) 478-2000 Fax (610) 376-5610
www.stevenslee.com

August 17, 2012

Community Partners Bancorp
1250 Highway 35 South
Middletown, NJ  07748

Re:  Shelf Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Community Partners Bancorp (the “Company”) in connection with the registration by the Company of 12,000 shares of Senior Non-Cumulative Perpetual Preferred Stock, Series C of the Company (the “Preferred Shares”) and depositary shares in lieu of fractional Preferred Shares (the “Depositary Shares”).  The Preferred Shares were issued to the United States Treasury (the “Treasury”) pursuant to the Small Business Lending Fund—Securities Purchase Agreement dated August 11, 2011 between the Company and the Treasury (the “Agreement”).  The Depositary Shares may be sold in lieu of whole Preferred Shares in the event the Treasury requests that the Preferred Shares held by the Treasury be deposited with a depositary under a depositary arrangement entered into in accordance with the terms of the Agreement.

The Preferred Shares and the Depositary Shares are being registered under a Registration Statement on Form S-3 (the “Registration Statement”) that is being filed on August 17, 2012, with the Securities and Exchange Commission (the “Commission”) by the Company pursuant to the Securities Act of 1933, as amended (the “Act”).

The Preferred Shares or the Depositary Shares are to be offered and sold by the selling securityholders from time to time on a delayed or continuous basis as set forth in the Registration Statement, the Prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.  This opinion letter is Exhibit 5.1 to the Registration Statement.

In providing the opinions set forth below, we have examined and relied on originals or copies of:

1.  the certificate of incorporation of the Company, as amended to date, as certified by the Corporate Secretary of the Company;

2.  the bylaws of the Company, as amended to date, as certified by the Corporate Secretary of the Company;

Philadelphia    ●    Reading    ●    Valley Forge    ●    Lehigh Valley    ●    Harrisburg    ●    Lancaster    ●    Scranton
Wilkes-Barre       ●       Princeton       ●       Cherry Hill        ●       New York        ●       Wilmington
A PROFESSIONAL CORPORATION

Stevens & Lee
Lawyers & Consultants

Community Partners Bancorp
August 17, 2012

3.  a corporate subsistence certificate, dated July 24, 2012, issued by the Secretary of State of the State of New Jersey; and

4.  resolutions adopted by the board of directors at a meeting of the board of directors of the Company held on August 8, 2011, certified as true, correct, complete and currently in effect by the Secretary of the Company.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations stated herein, it is our opinion that:

(1)	The Preferred Shares have been duly authorized by the Company and are validly issued, fully paid and nonassessable; and

(2)
With respect to any Depositary Shares that may be issued, when: (i) the related deposit agreement has been duly authorized and validly executed and delivered by the Company and an entity appointed by the Company as depositary (the “Depositary”) deemed acceptable to the Treasury in accordance with the Agreement and meeting the qualifications stated in the related deposit agreement; (ii) the terms of the Depositary Shares and of the issuance and sale thereof have been established so as not to violate any applicable law or the Company’s certificate of incorporation or bylaws, each as then in effect, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (iii) the related Preferred Shares have been deposited with the Depositary; and (iv) the depositary receipts representing the Depositary Shares have been duly executed, authenticated, countersigned, registered and issued, sold and delivered in the manner and for the consideration stated in the applicable deposit agreement and the applicable definitive purchase, underwriting or similar agreement, and upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued, fully paid and nonassessable.

In addition to any other assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

(a)  Our opinions herein reflect only the application of applicable laws of the State of New Jersey that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement.  The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same.  The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, which laws are subject to change with possible retroactive effect, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.  In delivering this opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

Stevens & Lee
Lawyers & Consultants

Community Partners Bancorp
August 17, 2012

(b)  We have assumed that, at or prior to the time of the sale and delivery of any Preferred Shares or Depositary Shares, (i) the Company shall remain validly existing as a corporation in good standing under the laws of the State of New Jersey; and (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded.

(c)  We have assumed that the execution, delivery and performance by the Company of any deposit agreement with respect to the Depositary Shares (i) will require no action by or in respect of, or filing with, any governmental body, agency or official, and (ii) will not contravene, or constitute a default under, any public policy, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

(d)  We have assumed with respect to all of the documents referred to in this opinion letter that: (i) such documents have been duly authorized, executed and delivered by all of the parties to such documents other than the Company; (ii) all signatories to such documents other than the Company have been duly authorized; and (iii) all of the parties to such documents other than the Company are duly organized and validly existing under the laws of all applicable jurisdictions and have the power and authority (corporate, partnership, regulatory, fiduciary, contractual and other) to execute, deliver and perform such documents.

(e)  You have informed us that the holders of the Preferred Shares intend to offer and sell the Preferred Shares or the Depositary Shares from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

(f)  In our review, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies, and (v) the proper filing or recording of all notices, certificates, and documents where such filing and recording is necessary.

(g)  As to any facts material to the opinions provided herein that we did not independently establish or verify, we have relied upon certificates of public officials and statements and representations of officers and other representatives of the Company, all of which we assume to be true, correct and complete.  We have also assumed that all records and other information made available to us by the Company, and upon which we relied, are complete in all respects.

Stevens & Lee
Lawyers & Consultants

Community Partners Bancorp
August 17, 2012

(h)  The opinions set forth herein are limited to the matters expressly set forth herein and no opinion may be inferred or implied beyond the matters expressly stated herein, and such opinions must be read in conjunction with the assumptions, limitations, exceptions, and qualifications set forth above.

We hereby consent to be named in the Registration Statement and in the Prospectus as attorneys who passed upon the legality of the Preferred Shares and Depositary Shares and to the filing of a copy of this opinion as an exhibit to the Registration Statement.  By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

STEVENS & LEE

/s/ Stevens & Lee

/aml